Exhibit 99.1

TransEnterix, Inc. Announces Exercise of Option to Purchase Additional Shares

RESEARCH TRIANGLE PARK, N.C. – July 13, 2015 – TransEnterix, Inc. (NYSE MKT: TRXC), a medical device company that is pioneering the use of robotics and flexible instruments to improve minimally invasive surgery, today announced that the underwriters of its previously announced public offering of common stock partially exercised the option to purchase additional shares granted at the time of the public offering and have purchased 2,075,000 shares of common stock at the public offering price of $3.00 per share, less underwriting discounts and commissions.

Net proceeds from the original sale of 16,666,667 shares on June 17, 2015, and the partial exercise of the option to purchase additional shares on July 10, 2015, after deducting underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $52.0 million.

As previously announced, net proceeds from this offering will be used for research and development, sales, marketing, and commercialization related to its SurgiBot™ System, working capital and other general corporate purposes.

Stifel and RBC Capital Markets acted as the joint book-running managers and Raymond James, BTIG and Ladenburg Thalmann acted as co-managers for the offering.

This offering was made pursuant to a prospectus supplement dated June 11, 2015 and accompanying prospectus dated December 19, 2014, filed as part of TransEnterix’s effective $100 million shelf registration statement. Copies of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by calling (415) 364-2720 or by emailing Syndprospectus@stifel.com, or RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attention: Equity Syndicate, by calling (877) 822-4089 or by emailing equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About TransEnterix
TransEnterix is a medical device company that is pioneering the use of robotics and flexible instruments to improve minimally invasive surgery by addressing the economic and clinical challenges associated with current laparoscopic and robotic options. The company is focused on the development and commercialization of the SurgiBot System, a robotically enhanced laparoscopic surgical platform that allows the surgeon to be patient-side within the sterile field.

Forward Looking Statements

This press release includes statements relating to the offering of our common stock. These statements and other statements regarding our future plans and goals constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations and include our expectations regarding the offering and use of proceeds. For a discussion of the most significant risks and uncertainties associated with TransEnterix’s business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

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Media Contact:
Mohan Nathan, 919-917-6559
mnathan@transenterix.com

Investor Contact:
Westwicke Partners
Mark Klausner, 443-213-0501
transenterix@westwicke.com